UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 25, 2011

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On the February 25, 2011, General Growth Properties, Inc., a Delaware corporation (the “Company”), amended and restated its existing $300 million revolving credit facility with Deutsche Bank Trust Securities, Wells Fargo Securities, LLC and RBC Capital Markets, as Joint Lead Arrangers.  The amendment, among other things, increases the revolving loan commitment amount to $720,555,556 and adds an “accordion” feature that, subject to satisfaction of certain conditions, allows the commitment amounts to be increased up to a total commitment amount of $1.0 billion.  The amended and restated revolving credit facility will mature November 9, 2013.

As in the original revolving facility, borrowings under the amended and restated revolving credit facility will bear interest at a floating rate, which can be either a Eurodollar rate plus an applicable margin or, at the borrower’s option, an alternative base rate (defined as the higher of (x) the Deutsche Bank Trust Company Americas prime rate and (y) the federal funds effective rate, plus one half percent (.50%) per annum). The amendment also allows a periodic reduction in the interest rate if certain leverage ratios are achieved.  The interest rate payable in respect of any overdue principal and interest under the revolving credit facility will increase by 2.00% per annum during the continuance of any payment event of default with respect to such principal or interest.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 1, 2011, the employment of Robert Michaels, the Vice Chairman of the Company, was terminated.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2011, the Company amended its Amended and Restated Bylaws to provide that the frequency of the advisory vote by stockholders on executive compensation (every one, two or three years) will be decided by a plurality of the votes received among the three alternatives.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 25, 2011, the Company amended the corporate opportunities section of its Code of Business Conduct and Ethics to conform to the Company’s obligations under the relationship agreement between the Company and affiliates of Brookfield Asset Management, Inc.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of General Growth Properties, Inc. dated as of February 25, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

/s/ Andrew J. Perel
Andrew J. Perel
Executive Vice President, General Counsel and Secretary

Date: March 1, 2011

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of General Growth Properties, Inc. dated as of February 25, 2011 (filed herewith).